Exhibit 5.1

OPINION OF WHITE SUMMERS CAFFEE & JAMES LLP

March 21, 2012

AVI BioPharma, Inc.

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

Re:	Registration Statement on Form S-3; $100,000,0000 Aggregate Offering Price of Securities of AVI BioPharma, Inc.

Ladies and Gentlemen:

We have acted as special counsel to AVI Biopharma, Inc., an Oregon corporation (the “Company”), in connection with its filing on the date hereof, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of up to $100,000,000 in aggregate offering price of securities for sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein with respect to the issuance of the Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Units (each as defined below).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers the offering by the Company of (i) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) one or more series of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Company, (iii) shares of common stock, par value $0.0001 per share (the “Common Stock,” and together with the Preferred Stock, the “Shares”), (iv) warrants to purchase Shares or Debt Securities (the “Warrants”) and (v) units consisting of two or more of the Securities (as defined below) (the “Units”). The Debt Securities, Shares, Warrants and Units plus any additional Debt Securities, Shares, Warrants or Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.” The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee in the form included as Exhibit 4.6 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a bank or trust company to be identified therein as warrant agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, the Warrant Agreements and the Unit Agreements are herein collectively called the “Agreements.”

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Oregon Business Corporation Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When an issuance of Common Stock (including any shares of Common Stock duly issued: (i) upon the exercise of any duly issued Warrants exercisable for shares of Common Stock, (ii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into shares of Common Stock or (iii) as a component of a Unit) has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Fourth Amended and Restated Articles of Incorporation and an issuance of Preferred Stock (including any shares of Preferred Stock duly issued: (i) upon the exercise of any duly issued Warrants exercisable for shares of Preferred Stock, (ii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into shares of Preferred Stock or (iii) as a component of a Unit) has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When an issuance of Debt Securities (including any Debt Securities duly issued : (i) upon the exercise of any duly issued Warrants exercisable for Debt Securities or (ii) as a component of a Unit) has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor of such lawful consideration in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such Debt Securities will be validly issued and constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms.

4. When an issuance of Warrants (including any Warrants duly issued as a component of a Unit) has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor of such lawful consideration in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such Warrants will be validly issued and constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms.

5. When an issuance of Units has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor of such lawful consideration in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such Units will be validly issued and constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (r) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Agreements will be duly authorized, executed and delivered by the parties thereto, (ii) that each of the Agreements will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (iii) that the status of each of the Agreements as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities, (iv) with respect to any Debt Securities, that all terms of such Debt

Securities not provided for in an Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the trustee, such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture, such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, (v) with respect to any Warrants, that all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s), such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s), such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (vi) with respect to any Units, all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement(s), such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement(s), such Units and the related Unit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White Summers Caffee & James, LLP

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